Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-62889) of IMPCO Investment and Tax Savings Plan of IMPCO Technologies, Inc. of our report dated September 23, 2004, relating to the financial statements and supplemental schedule of the IMPCO Investment and Tax Savings Plan appearing in this Annual Report on Form 11-K for the year ended March 31, 2004.

/s/    BDO SEIDMAN, LLP

Los Angeles, California

September 23, 2004